ARTICLES OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF
                                 SINOFRESH CORP.


1.   The name of the corporation is SinoFresh Corp.

2.   The text of the amendments adopted are as follows:

"Article I of the Articles of Incorporation is amended in its entirety to read as follows:

                                    ARTICLE I
                                 CORPORATE NAME

         The name of the Corporation is SinoFresh HealthCare, Inc."


"Article IV of the Articles of Incorporation is amended in its entirety to read as follows:

                                   ARTICLE IV
                                     SHARES

         The number of shares the Corporation is authorized to issue is Seven Hundred Million (700,000,000) shares consisting of:

         (a) 500,000,000 shares of common stock, no par value per share ("Common Stock");
         (b) 200,000,000 shares of blank check preferred stock, no par value per share ("Blank Check Preferred Stock");

1. COMMON STOCK

         (a) Voting. Except as otherwise expressly provided by law, and subject to the voting rights provided to the holders of the Blank Check Preferred Stock by the Board of Directors, the Common Stock shall have exclusive voting rights on all matters requiring a vote of shareholders, voting together with the holders of the Blank Check Preferred Stock, as one class.

         (b) Other Rights. Each share of Common Stock issued and outstanding shall be identical in all respects one with the other, and no dividends shall be paid on any shares of Common Stock unless the same is paid on all shares of Common Stock outstanding at the time of such payment. Except for and subject to those rights expressly granted to the holders of the Blank Check Preferred Stock, or except as may be provided by the laws of the State of Florida, the holders of Common Stock shall have exclusively all other rights of shareholders.

2. BLANK CHECK PREFERRED STOCK

         (a) Issuance. The Blank Check Preferred Stock may be issued from time to time in one or more series. Subject to the limitations set forth herein and any limitations prescribed by law, the Board of Directors is expressly authorized, prior to issuance of any series of Blank Check Preferred Stock, to fix by resolution or resolutions providing for the issue of any series the number of shares included in such series and the designations, relative powers, preferences and rights, and the qualifications, limitations or restrictions of such series. Pursuant to the foregoing general authority vested in the Board of Directors, but not in limitation of the powers conferred on the Board of Directors thereby and by Nevada law, the Board of Directors is expressly authorized to determine with respect to each series of Blank Check Preferred
Stock:

                  (i) The designation or designations of such series and the number of shares (which number from time to time may be decreased by the Board of Directors, but not below the number of such shares then outstanding, or may be increased by the Board of Directors unless otherwise provided in creating such series) constituting such series;

                  (ii) The rate or amount and times at which, and the preferences and conditions under which, dividends shall be payable on shares of such series, the status of such dividends as cumulative or noncumulative, the date or dates from which dividends, if cumulative, shall accumulate, and the status of such shares as participating or nonparticipating after the payment of dividends as to which such shares are entitled to any preference;

                  (iii) The rights and preferences, if any, of the shareholders of such series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which amount may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and the status of the shares of such series as participating or nonparticipating after the satisfaction of any such rights and preferences;

                  (iv) The full or limited voting rights, if any, to be provided for shares of such series, in addition to the voting rights provided by law;

                  (v) The times, terms and conditions, if any, upon which shares of such series shall be subject to redemption, including the amount the shareholders of such series shall be entitled to receive upon redemption (which amount may vary under different conditions or at different redemption dates) and the amount, terms, conditions and manner of operation of any purchase, retirement or sinking fund to be provided for the shares of such series;

                  (vi) The rights, if any, of shareholders of such series to convert such shares into, or to exchange such shares for, shares of any other class or classes or of any other series of the same class, the prices or rates of conversion or exchange, and adjustments thereto, and any other terms and conditions applicable to such conversion or exchange;

                  (vii) The limitations, if any, applicable while such series is outstanding on the payment of dividends or making of distributions on, or the acquisition or redemption of, Common Stock or restrictions, if any, upon the issue of any additional shares (including additional shares of such series or any other series or of any other class) ranking on a parity with or prior to the shares of such series either as to dividends or upon liquidation; and

                  (viii) The conditions or restrictions, if any, upon the issue of any of any other class) ranking on a parity with or prior to the shares of such series either as to dividends or upon liquidation; and

                  (iv) Any other relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of shares of such series; in each case, so far as not inconsistent with the provisions of this Article of Incorporation or the Washington Business Corporation Act as then in effect.

3. ISSUANCE OF CERTIFICATES

         The Board of Directors shall have the authority to issue shares of the capital stock of this Corporation and the certificates therefore subject to such transfer restrictions and other limitations as it may deem necessary to promote compliance with applicable federal and state securities laws, and to regulate the transfer thereof in such manner as may be calculated to promote such compliance or to further any other reasonable purpose.

4. SERIES A PREFERRED STOCK

         (a) Designation and Amount. The shares of such series shall be designated as "Series A Preferred Stock" and the number of shares constituting such series shall be 858,170. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

         (b) Voting Rights.

                  (i) The shares of Series A Preferred Stock shall be entitled to that number of votes equal to the largest whole number of shares of Common Stock into which the shares of Series A Preferred Stock may be converted at the time of such vote.

                  (ii) Except as otherwise provided herein, by law, or these Articles of Incorporation of the Corporation (the "Articles"), the holders of shares of Series A Preferred Stock, the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                  (iii) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         (c) Conversion Except when converted pursuant to Section 4 or as otherwise provided in these Articles, the shares of Series A Preferred Stock shall be convertible at the discretion of the Series A Preferred Stock shareholder. Each share of the Series A Preferred Stock shall initially be convertible into one (1) share of Common Stock (the "Conversion Ratio"). Upon conversion pursuant to this Section 4(c), any accrued but unpaid cash dividends, on the shares of Series A Preferred Stock being converted will be paid by the Corporation out of lawfully available funds or an equivalent value, based on the then fair market value of the Corporation, or additional shares of Common Stock with the choice between cash or additional shares of Common Stock being at the discretion of the converting stockholder, which choice shall be set forth in such converting stockholder's notice of conversion. If the Corporation and the converting stockholder cannot agree upon the fair market value of the Corporation then the converting stockholder shall receive any accrued but unpaid cash dividends on the shares of Series A Preferred Stock being converted in cash.

         (d) Liquidation, Dissolution or Winding Up.

                  (i) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $2.00 per share (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) the Conversion Ratio. Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Preferred Stock and Common Stock, respectively, holders of Series A Preferred Stock shall receive their ratable and proportionate share of the remaining assets to be distributed on an as if converted basis.

                  (ii) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

                  (iii) Neither the consolidation, merger or other business combination of the Corporation with or into any other entity, or the sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 4.

         (e) Consolidation, Merger, etc. In the event the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any event the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Conversion Ratio times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

         (f) Adjustment of Conversion Ratio The Conversion Ratio shall be adjusted for any pro rata non-cash distributions to holders of shares of Common Stock, including without limitation, stock dividends, stock splits and securities issued in a recapitalization. In such event the Conversion Ratio shall be adjusted by multiplying the Conversion Ratio by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (g) No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

         (h) Priority. The Series A Preferred Stock shall rank senior to the Corporation's Common Stock and junior to all other series of the Corporation's preferred stock, as to the payment of dividends and the distribution of assets unless the terms of any such series shall provide otherwise.

         (i) Amendment. The Articles of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of Series A Preferred Stock, voting together as a single class.

         (j) Fractional Shares. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

         (k) Registration Rights.

                  (i) Prior to the  expiration  of the One  Hundred  and  Eighty
(180) day period upon which the Merger Agreement between the Corporation and SinoFresh HealthCare, Inc., a Delaware corporation ("HealthCare"), becomes "effective"/1/ pursuant to the Florida Business Corporation Act, the Corporation shall register approximately Two Million Nine Hundred Fifteen Thousand Three Hundred Forty (2,915,340) shares of its Common Stock (the "Registration Stock") pursuant to the Securities Act of 1933 (the "Registration"). The shareholders of the Series A Preferred Stock shall have the right to register approximately Six Hundred Seventy Thousand Seven Hundred Nineteen (670,719) shares of the Common Stock underlying the Series A Preferred Stock in the Registration, which number shall equal 70% of the common stock underlying the issued and outstanding shares of the Series A Preferred Stock.

                  (ii) The Corporation shall promptly give written notice of the Registration to all holders of the Series A Preferred Stock, which shall offer such holders the right to include their shares in the Series A Registration Stock on a pro-rata basis, subject to the limitations set forth in Section
(k)(i) above.


-----------
/1/ "Effective", as that term is used herein shall have the same meaning as that term is defined in the Florida Business Corporation Act.

                  (iii) Each holder of the Series A Preferred Stock shall have ten (10) days or such longer period as shall be set forth in the notice from the receipt of such notice to deliver to the Corporation a written request specifying the number of shares of common stock underlying the Series A Preferred Stock, subject to the limits set forth above, such holder intends to sell and the holder's intended plan of disposition.

                  (iv) Subject to the limitations set forth above, upon receipt of a written request pursuant to Section (k)(iii), the Corporation shall promptly use its best efforts to cause all such securities to be registered to the extent required to permit sale or disposition as set forth in the written request.

                  (v) All Series A Preferred Stock that are not included in the Registration shall be registered at the discretion of the board of directors of the Corporation.

         (l) Suspension Rights. The Corporation shall have the right, which right may be exercised by the Corporation only twice during any twelve (12) month period, to extend, suspend or delay the effectiveness of the Registration for a period of up to ninety (90) days if, upon advice of counsel to the
Corporation, effectiveness of such Registration would interfere with any then currently active acquisition, financing or similar transaction of the Corporation by requiring the premature disclosure of any material corporate development or otherwise.

         (m) Postponement Rights. The Corporation shall have the right to postpone the Registration if, upon the advice of counsel to the Corporation, the Registration would interfere with any then current active acquisition, financing or similar transaction of the Corporation or require the premature disclosure of any material non-public information or because the Corporation's board of directors determines in good faith that it would be seriously detrimental to the Corporation and its stockholders for such Registration Statement to be filed.

5. SERIES B PREFERRED STOCK

         (a) Designation and Amount. The shares of such series shall be designated as "Series B Preferred Stock" and the number of shares constituting such series shall be 1,500,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series B Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series B Preferred Stock.

         (b) Voting Rights.

                  (i) The shares of Series B Preferred Stock shall be entitled to that number of votes equal to the largest whole number of shares of Common Stock into which the shares of Series B Preferred Stock may be converted at the time of such vote.

                  (ii) Except as otherwise provided herein, by law, or these Articles of Incorporation of the Corporation (the "Articles"), the holders of shares of Series B Preferred Stock, the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                  (iii) Except as set forth herein, or as otherwise provided by law, holders of Series B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         (c) Conversion Except when converted pursuant to Section 4 or as otherwise provided in these Articles, the shares of Series B Preferred Stock shall be convertible at the discretion of the Series B Preferred Stock shareholder. Each share of the Series B Preferred Stock shall initially be convertible into two (2) shares of Common Stock (the "Conversion Ratio"). Upon conversion pursuant to this Section 5(c), any accrued but unpaid cash dividends, on the shares of Series B Preferred Stock being converted will be paid by the Corporation out of lawfully available funds or an equivalent value, based on the then fair market value of the Corporation, or additional shares of Common Stock with the choice between cash or additional shares of Common Stock being at the discretion of the converting stockholder, which choice shall be set forth in such converting stockholder's notice of conversion. If the Corporation and the converting stockholder cannot agree upon the fair market value of the Corporation then the converting stockholder shall receive any accrued but unpaid cash dividends on the shares of Series B Preferred Stock being converted in cash.

         (d) Liquidation, Dissolution or Winding Up.

                  (i) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock unless, prior thereto, the holders of shares of Series B Preferred Stock shall have received $2.00 per share (the "Series B Liquidation Preference"). Following the payment of the full amount of the Series B Liquidation Preference, no additional distributions shall be made to the holders of shares of Series B Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series B Liquidation Preference by (ii) the Conversion Ratio. Following the payment of the full amount of the Series B Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series B Preferred Stock and Common Stock, respectively, holders of Series B Preferred Stock shall receive their ratable and proportionate share of the remaining assets to be distributed on an as if converted basis.

                  (ii) In the event, however, that there are not sufficient assets available to permit payment in full of the Series B Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series B Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

                  (iii) Neither the consolidation, merger or other business combination of the Corporation with or into any other entity, or the sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 4.

         (e) Consolidation, Merger, etc. In the event the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any event the shares of Series B Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Conversion Ratio times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

         (f) Adjustment of Conversion Ratio The Conversion Ratio shall be adjusted for any pro rata non-cash distributions to holders of shares of Common Stock, including without limitation, stock dividends, stock splits and securities issued in a recapitalization. In such event the Conversion Ratio shall be adjusted by multiplying the Conversion Ratio by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (g) No Redemption. The shares of Series B Preferred Stock shall not be redeemable.

         (h) Priority. The Series B Preferred Stock shall rank senior to the Corporation's Common Stock, pari passu to the Corporation's Series A preferred stock and junior to all other series of the Corporation's preferred stock, as to the payment of dividends and the distribution of assets unless the terms of any such series shall provide otherwise.

         (i) Amendment. The Articles of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series B Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of Series B Preferred Stock, voting together as a single class.

         (j) Fractional Shares. Series B Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Preferred Stock.

         (k) Registration Rights. Shares of Common Stock underlying the Series B Preferred Stock may be registered at the discretion of the board of directors of the Corporation.

6. SERIES C PREFERRED STOCK

         (a) Designation and Amount. The shares of such series shall be designated as "Series C Preferred Stock" and the number of shares constituting such series shall be 1,250,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series C Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series C Preferred Stock.

         (b) Voting Rights.

                  (i) The shares of Series C Preferred Stock shall be entitled to that number of votes equal to the largest whole number of shares of Common Stock into which the shares of Series C Preferred Stock may be converted at the time of such vote.

                  (ii) Except as otherwise provided herein, by law, or these Articles of Incorporation of the Corporation (the "Articles"), the holders of shares of Series C Preferred Stock, the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                  (iii) Except as set forth herein, or as otherwise provided by law, holders of Series C Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         (c) Conversion Except when converted pursuant to Section 4 or as otherwise provided in these Articles, the shares of Series C Preferred Stock shall be convertible at the discretion of the Series C Preferred Stock shareholder. Each share of the Series C Preferred Stock shall initially be convertible into two (2) shares of Common Stock (the "Conversion Ratio"). Upon conversion pursuant to this Section 6(c), any accrued but unpaid cash dividends, on the shares of Series C Preferred Stock being converted will be paid by the Corporation out of lawfully available funds or an equivalent value, based on the then fair market value of the Corporation, or additional shares of Common Stock with the choice between cash or additional shares of Common Stock being at the discretion of the converting stockholder, which choice shall be set forth in such converting stockholder's notice of conversion. If the Corporation and the converting stockholder cannot agree upon the fair market value of the Corporation then the converting stockholder shall receive any accrued but unpaid cash dividends on the shares of Series C Preferred Stock being converted in cash.

         (d) Liquidation, Dissolution or Winding Up.

                  Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock unless, prior thereto, the holders of shares of Series C Preferred Stock shall have received $2.00 per share (the "Series C Liquidation Preference"). Following the payment of the full amount of the Series C Liquidation Preference, no additional distributions shall be made to the holders of shares of Series C Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received the Common Adjustment, as defined by the Certificate of Designation,
Preferences, and Rights of Series B Preferred Stock of the Corporation. Following the payment of the full amount of the Series C Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series C Preferred Stock and Common Stock, respectively, holders of Series C Preferred Stock shall receive their ratable and proportionate share of the remaining assets to be distributed on an as if converted basis.

                  (i) In the event, however, that there are not sufficient assets available to permit payment in full of the Series C Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series C Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

                  (ii) Neither the consolidation, merger or other business combination of the Corporation with or into any other entity, or the sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 4.

         (e) Consolidation, Merger, etc. In the event the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any event the shares of Series C Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Conversion Ratio times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

         (f) Adjustment of Conversion Ratio The Conversion Ratio shall be adjusted for any pro rata non-cash distributions to holders of shares of Common Stock, including without limitation, stock dividends, stock splits and securities issued in a recapitalization. In such event the Conversion Ratio shall be adjusted by multiplying the Conversion Ratio by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (g) No Redemption. The shares of Series C Preferred Stock shall not be redeemable.

         (h) Priority. The Series C Preferred Stock shall rank senior to the Corporation's Common Stock, Series A preferred stock and Series B preferred Stock and junior to all other series of the Corporation's preferred stock, as to the payment of dividends and the distribution of assets unless the terms of any such series shall provide otherwise.

         (i) Amendment. The Articles of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series C Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of Series C Preferred Stock, voting together as a single class.

         (j) Fractional Shares. Series C Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series C Preferred Stock.

         (k) Registration Rights.

                  (i) Prior to the  expiration  of the One  Hundred  and  Eighty
(180) day period upon which the Merger Agreement between the Corporation and SinoFresh HealthCare, Inc., a Delaware corporation ("HealthCare"), becomes "effective"/2/ pursuant to the Florida Business Corporation Act, the Corporation shall register the Registration Stock pursuant to the Securities Act of 1933. The shareholders of the Series C Preferred Stock shall have the right to register approximately One Million Seven Hundred Six Thousand One Hundred Ninety Six (1,706,196) shares of its Common Stock underlying the Series C Preferred Stock in the Registration, which number shall equal 70% of the common stock underlying the issued and outstanding shares of the Series C Preferred Stock.

                  (ii) The Corporation shall promptly give written notice of the Registration to all holders of the Series C Preferred Stock, which shall offer such holders the right to include their shares in the Series C Registration Stock on a pro-rata basis, subject to the limitations set forth in Section
(k)(i) above.

                  (iii) Each holder of the Series C Preferred Stock shall have ten (10) days or such longer period as shall be set forth in the notice from the receipt of such notice to deliver to the Corporation a written request specifying the number of shares of common stock underlying the Series C Preferred Stock, subject to the limits set forth above, such holder intends to sell and the holder's intended plan of disposition.

                  (iv) Subject to the limitations set forth above, upon receipt of a written request pursuant to Section (k)(iii), the Corporation shall promptly use its best efforts to cause all such securities to be registered to the extent required to permit sale or disposition as set forth in the written request.

                  (v) All Series C Preferred Stock that are not included in the Registration shall be registered at the discretion of the board of directors of the Corporation.

         (l) Suspension Rights. The Corporation shall have the right, which right may be exercised by the Corporation only twice during any twelve (12) month period, to extend, suspend or delay the effectiveness of the Registration for a period of up to ninety (90) days if, upon advice of counsel to the
Corporation, effectiveness of such Registration would interfere with any then currently active acquisition, financing or similar transaction of the Corporation by requiring the premature disclosure of any material corporate development or otherwise.

         (m) Postponement Rights. The Corporation shall have the right to postpone the Registration if, upon the advice of counsel to the Corporation, the Registration would interfere with any then current active acquisition, financing or similar transaction of the Corporation or require the premature disclosure of

/2/ "Effective", as that term is used herein shall have the same meaning as that term is defined in the Florida Business Corporation Act.

any material non-public information or because the Corporation's board of directors determines in good faith that it would be seriously detrimental to the Corporation and its stockholders for such Registration Statement to be filed."

3. The date of the amendment's adoption was September 8, 2003.

4. The amendments were adopted by the Board of Directors and the shareholders. The number of votes cast for the amendment by the shareholders was sufficient for approval.

Dated September 8, 2003


                                                     SINOFRESH CORP.



                                                     --------------------------
                                                     By:
                                                     Its: